RxElite, Inc. and Minrad International, Inc.
Terminate Distributor Agreement

MERIDIAN, ID - November 25, 2008 - RxElite, Inc. (OTC.BB:RXEI.OB - News) announced today that its manufacturing and distribution agreement with Minrad International, Inc. (AMEX:BUF - News) has been terminated.  The termination of the manufacturing and distribution agreement allows RxElite to supply anesthetic gas products to its customers from alternative sources.

RxElite will continue to supply products to its customers from existing inventory while working through supply arrangements from alternative sources. RxElite will work closely with its customers and vendors to ensure an ongoing supply of RxElite’s key anesthetic gas products.

About RxElite, Inc.

RxElite, Inc. develops, manufactures, and markets generic prescription drug products in specialty generic markets. These markets include products in the areas of anesthesia, sterile liquid dose drugs (including respiratory inhalation drugs, ophthalmics, and injectable drugs), and complex active pharmaceutical ingredients. www.RxElite.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks, delays, and uncertainties that may cause our actual results or performance to differ materially from those expressed or implied by these forward-looking statements. These risks, delays, and uncertainties include, but are not limited to: risks associated with the uncertainty of future financial results, our reliance on our sole supplier, the limited diversification of our product offerings, additional financing requirements, development of new products, government approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.

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